Exhibit 10.1

                             SHARPS COMPLIANCE CORP.
                        RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this 2nd day of July 2007, by and between Sharps Compliance Corp., a Delaware corporation (the "Company"), and Ramsay Gillman ("Director").

The Company, pursuant to the Sharps Compliance Corp. 1993 Stock Plan (the "Plan") and the Fiscal Year 2008 Non-Employee Director Compensation Policy (see Exhibit B), hereby grants the following stock award to Director, which award shall have the terms and conditions set forth in this Agreement:

1.    Award

The Company, effective as of the date of this Agreement, hereby grants to Director a restricted stock award of 8,750 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the terms and conditions set forth herein.

2.    Vesting

Subject to the terms and condition of this Agreement, the Shares shall vest as follows: one-third (1/3) of the Shares shall vest on each of July 2, 2008, 2009 and 2010, if, and only if, Director remains as a member of the Board of Directors of the Company from the date hereof until each respective vesting date. Vesting of the Shares shall be accelerated in the event of a Change in Control of Company (as defined in the attached Exhibit A) and provided that Director remains as a member of the Board of Directors of the Company until the effective date of such Change in Control.

3.    Restriction on Transfer

Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

4.    Forfeiture

If Director ceases to be a member of the Board of Directors the Company for any reason prior to the vesting of the Shares pursuant to Section 2 hereof, Director's rights to the unvested portion of the Shares shall be immediately and irrevocably forfeited.

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5.    Issuance of Certificate

After any Shares vest pursuant to Section 2 hereof, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of legend or restrictions and shall cause such certificate or certificates to be delivered to Director or Director's legal representatives, beneficiaries or heirs.

6.    Distributions and Adjustments

(a) If all or any portion of the Shares vest subsequent to any change in the number or character of Shares of Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Compensation Committee of the Board of Directors (the "Committee") to be appropriate in order to prevent dilution or enlargement of the interest represented by the Share, Director shall then receive upon such vesting the number and type of securities or other consideration which he would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

(b) Any additional Shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Director at the same time cash dividends are distributed to shareholders of the Company generally.

(c) Any additional Shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with
Section 5(c) hereof.

7.    Taxes

(a) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted stock award and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Director.

(b) Should Director elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company may require at the time of such election an additional payment for withholding tax purposes based on the fair market value of such Shares as of the date of the acquisition of such Shares by Director.

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8.    Miscellaneous

(a) This Agreement is issued pursuant to the Plan and is subject to its terms.

(b) This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard for conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Sincerely,


/s/ Burton J. Kunik

Dr. Burton J. Kunik
Chairman of the Board
and Chief Executive Officer


Agreed and Accepted:



---------------------
Ramsay Gillman
Director

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Exhibit A

Change In Control.

(i) For purposes of this Agreement and this Exhibit A, a Change in Control" of the Company shall mean:

(a) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

(b) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term "person" shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(c) the Continuing Board of Directors cease to constitute a majority of the Company's Board of Directors;

(d) consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company's outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination; or

(e) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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(ii) "Continuing Director" shall mean any person who is a member of the Board of
Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

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EXHIBIT B

Revised Non-Employee Board of Director Compensation Policy

On June 21, 2007, the Board of Directors of Sharps Compliance, Corp. (the "Company") approved a revised director compensation policy for the Company's non-employee directors. The revised policy replaces the existing director compensation policy for the Company's non-employee directors and is effective for the fiscal year 2008 (beginning July 1, 2007). Under the revised policy, non-employee directors will receive compensation as follows: (i) each non-employee director will be granted, on July 2, 2007, either 8,000 shares of restricted stock or options to purchase 10,700 shares of the Company's common stock, each such grant to vest over three years in equal annual installments (one third at each anniversary date), subject to the non-employee director's continued service to the Company through each vesting date, (ii) an annual retainer for all non-employee directors of $16,000, paid $4,000 subsequent to each attended quarterly Board of Directors meeting (no more than two meetings attended telephonically), (iii) 1,500 shares of restricted stock for the chairperson of the Audit Committee and 500 shares of restricted stock for the Audit Committee member (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (iv) 750 shares of restricted stock for each member of the Compensation Committee (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (v) 500 shares of restricted stock for each member of the Acquisition Committee (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (vi) 1,000 shares of restricted stock for the chairperson of the Nominating / Corporate Governance Committee and 500 shares of restricted stock for Nominating / Corporate Governance Committee member (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (vii) 3,000 shares of restricted stock for the Lead Independent Director (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date) and (viii) each non-employee director will receive fees of $1,000 for each special Board of Directors meeting attended in person or via telephone.